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                                                                    Exhibit 10.7

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made this 24th day of May 1999, by and between Tracy Freeny, an individual currently residing at 6220 NE 113th Street, Edmond, Oklahoma 73034 (the "EXECUTIVE") AmeriVision Communications, Inc., an Oklahoma corporation maintaining business offices at 5900 Mosteller Drive, Suite 1800, Oklahoma City, Oklahoma 73112, and each successor in interest (collectively the "COMPANY").

                             BACKGROUND INFORMATION

         The Company wishes to obtain the continued service of Executive as an executive of the Company. Executive is willing to serve as an executive of the Company on the terms and conditions set forth below.

                              OPERATIVE PROVISIONS

1.       Employment and Term.

         The Company hereby employs the Executive and the latter hereby accepts employment by the Company commencing as of May 24, 1999 ("the COMMENCEMENT DATE") and continuing to the fifth anniversary date thereof (the "INITIAL TERM"), which employment shall thereafter be automatically extended for unlimited successive one-year periods (each a "SUCCESSOR TERM") unless it is terminated during the pendency of any such Term, whether Initial or Successor, by the occurrence of one of the events described in Section 7, hereof, or by one party furnishing the other with written notice, at least six months prior to the expiration of such Term, of an intent to terminate this Agreement upon the expiration of such Term. If the Company, prior to, on or subsequent to the Commencement Date, effects a merger with and into another entity such that it then has no continuing legal existence, the Company shall, in connection with the consummation of such transaction, ensure to the extent possible that the surviving entity assumes the obligations described hereunder. To the extent that such an assumption is undertaken, references herein to the Company shall also be deemed to refer to the party assuming its obligations hereunder.

2.       Duties.

         During the Term of this Agreement, whether Initial or Successor, the Executive shall render to the Company services as Chairman of the Board of Directors and shall perform such duties normally associated with that position and commensurate with those performed by such chairmen of similarly sized and functioning entities and as may be reasonably designated by the Company, through action of its Board of Directors.



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3.       Base Compensation.

         For the services to be rendered by the Executive under this Agreement the Company shall pay him, while he is rendering such services and performing his duties hereunder, and the Executive shall accept as full payment for such service, an annualized base compensation starting on the Commencement Date of not less than $300,000 and for each succeeding 12-month period during the Initial or any Successor Term (inclusive of any amounts subject to federal, state or local employment-related withholding requirements), payable in substantially equal installments coinciding with the Company's normal employment compensation payment cycle or pursuant to such other arrangements as the parties may agree upon (the "BASE COMPENSATION"). Such Base Compensation shall be reviewed as of each anniversary of the Commencement Date and may then be increased by action of the Company's Board of Directors; but under no condition may the Executive's Base Compensation be decreased below the amounts hereinabove set forth, or any higher amount then being paid to him, regardless of any change in or diminution of the Executive's duties owed to the Company. Each year thereafter, Executive's compensation shall increase at the annual C.P.I. rate of increase (up to 5%) in lieu of any Board action as described herein to further increase Executive's salary.

4.       Fringe Benefits; Reimbursement of Expenses.

         During his period of employment hereunder, the Executive shall be entitled to (a) such leave by reason of physical or mental disability or incapacity and to such participation in the medical, dental and group insurance, pension and other retirement benefits and disability and other fringe benefit plans and vacation as the Company may make generally available to all of its most senior executive employees from time to time; subject, however, as to such plans, to such budgetary constraints or other limitation as may be imposed by the Board of Directors of the Company from time to time; and (b) reimbursement for all normal and reasonable expenses necessarily incurred by him in the performance of his obligations hereunder, subject in each case to such reasonable substantiation requirements as may be imposed by the Company.

5.       Proprietary Interests.

         During or after the expiration of his term of employment with the Company, the Executive shall not communicate or divulge to, or use for the benefit of, any individual, association, partnership, trust, corporation or other entity except the Company, any proprietary or confidential information of the Company received by the Executive by virtue of such employment, without first being in receipt of the Company's written consent to do so and in compliance with the terms of any other confidentiality or non-competition agreement which the Executive may hereafter execute with the Company; provided that nothing contained herein shall restrict the Executive's use or disclosure of such information known to the public (other than that which he may have disclosed in breach of this Agreement), or as required by law (so long as Executive gives the Company prior notice of such required disclosure).

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6.       Remedies for Breach of Obligations.

         a.       Injunctive Relief.

         The parties agree that the services of the Executive are of a personal, specific, unique and extraordinary character and cannot be readily replaced by the Company. They further agree that in the course of performing his services, the Executive will have access to various types of proprietary information of the Company, which, if released to others or used by the Executive other than for the benefit of the Company, in either case without the Company's consent, could cause the Company to suffer irreparable and continuing injury. Therefore, the confidentiality obligations of the Executive established under Section 5 hereof shall be enforceable by the Company both at law and in equity, by injunction, specific performance, damages or other remedy; and the right of the Company to obtain any such remedy shall be cumulative and not alternative and shall not be exhausted by any one or more uses thereof.

         b.       Arbitration.

         In the event of any dispute between the parties under or relating to this Agreement or relating to the Executive's employment by the Company, such dispute shall be submitted to and settled by arbitration in Oklahoma County, Oklahoma, in accordance with the rules and regulations of the American Arbitration Association then in effect. The arbitrator(s) shall have the right and authority to determine how their award or decision as to each issue and matter in dispute may be implemented or enforced. Any decision or award shall be final and conclusive on the parties; there shall be no appeal therefrom other than for claimed bias, fraud or misconduct by the arbitrator(s); judgment upon any award or decision may be entered in any court of competent jurisdiction in the State of Oklahoma or elsewhere; and the parties hereto consent to the application by any party in interest to any court of competent jurisdiction for confirmation or enforcement of such award. The party against whom a decision is made shall pay the fees of the American Arbitration Association. Notwithstanding the foregoing, the Company, at its sole option shall be entitled to enforce its rights, as contemplated by Section 6a hereof, to injunctive and other equitable relief in the event of a breach of Section 5 hereof or of any material term of a confidentiality or non-competition agreement to which the Company and the Executive shall then be parties, either by arbitration pursuant to this Section 6b, or directly in any court of competent jurisdiction.

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7.       Termination of Employment.

         a. Death. The Executive's employment hereunder shall terminate in the event of the Executive's death. Except for (i) any salary and benefits accrued, vested and unpaid as of the date of any such termination and (ii) any benefits to which the Executive or his heirs or personal representatives may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company, the Company shall be under no further obligation hereunder to the Executive or to his heirs or personal representatives, and the Executive or his heirs or personal representatives no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

         b. Disability. The Company may terminate the Executive's employment hereunder for "DISABILITY," if an independent physician mutually selected by the Executive (or his legal representative) and the Board of Directors or its designee (or, upon an inability of such parties to effect the selection within a period of ten days, by the independent certified public accounting firm then serving the Company) shall have determined that the Executive has been substantially unable to render to the Company services of the character contemplated by Section 2 of this Agreement, by reason of a physical or mental illness or other condition, for more than 60 consecutive days or for shorter periods aggregating more than 120 days in any period of 12 consecutive months (excluding in each case days on which the Executive shall be on vacation). In the event of such Disability, the Executive shall be entitled to receive any salary and benefits accrued, vested and unpaid as of the date of any such termination and any benefits to which the Executive may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company; and upon the Executive's receipt of such salary and benefits the Company shall be under no further obligation hereunder to the Executive and the Executive no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

         c. Termination by the Company for Cause. The Company may terminate the Executive's employment hereunder for "CAUSE." For purposes of this Agreement, "CAUSE" shall mean any of the following:

              i. The Executive's repeated willful misconduct or gross negligence;

              ii. The Executive's repeated conscious disregard of his obligations hereunder or of any other written duties reasonably assigned to him by the Board of Directors;

              iii. The Executive's repeated conscious violation of any provision of the Company's by-laws or of its other stated policies, standards or regulations;

              iv.  The Executive's commission of any act involving fraud; or

              v. A determination that the Executive has demonstrated a dependence upon any addictive substance, including alcohol, controlled substances, narcotics or barbiturates;

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provided, however, that if the Board of Directors of the Company desires to terminate the Executive for any of the reasons set forth in: (1) clause (i),
(ii) or (iii) of this Section 7c, the Company, within the 60-day period immediately following each alleged commission of a proscribed act or omission, shall have furnished to the Executive a written description of the allegedly proscribed act or omission and a statement advising him that the Company views such conduct as being of the type which could lead to a termination of the Executive for Cause; (2) clause (ii) or (iii) of this Section 7c, the Board must be able to demonstrate that the Executive has been furnished with a copy of the written duty, by-law provision, policy, standard or regulation, the violation of which the Executive is being accused, at a time prior to the alleged commission of the violation: or (3) clause (iv) or (v) of this Section 7c, the Board shall first be required to obtain an opinion from Company counsel to the effect that there is an adequate basis upon which either such determination may be made. Except for any salary and benefits accrued, vested and unpaid as of the date of any such termination, the Company shall be under no further obligation hereunder to the Executive, and the Executive no longer shall be entitled to receive any payments or any other rights or benefits, under this Agreement.

                  d. Termination by the Company Other Than for Cause. The Company may terminate the Executive's employment hereunder upon the expiration of the Initial Term or any Successor Term, provided that notice of termination is furnished as set forth in Section 1, and subject to the right of the Executive, within such notification period, to effect his own Good Reason termination as described in subsection 7e below. In the event of either such termination, the Executive shall be entitled to receive any salary and benefits accrued, vested and unpaid as of the date of any such termination and any benefits to which the Executive may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company, as well as, in the event that the Executive shall have timely effected a Good Reason termination, those benefits authorized under the provisions of subsection 7e; and following his receipt of such salary and benefits the Company shall be under no further obligation hereunder to the Executive and the Executive no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

                  e. Termination by the Executive for Good Reason. Notwithstanding anything herein to the contrary, the Executive shall be entitled to terminate his employment hereunder for "Good Reason" without breach of this Agreement. For purposes of this Agreement, "GOOD REASON" shall exist upon the occurrence of any of the following events or matters, in each case without the Company first being in receipt of the Executive's written consent thereto, and the period of time within which the Executive shall be required to exercise a Good Reason termination of service shall be 30 days, measured from the date upon which he is notified by the Company of such occurrence, or, with respect to the matter identified in clause (iii) below, from the date upon which the Executive notifies the Company of his belief that a material breach has occurred, and, with respect to the matter identified in clause (vi) below, from the later of the dates upon which the Executive's or the Company's physician statement is furnished:

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              i.   A directed change in the Executive's principal place of
                   employment to a location outside of the metropolitan Oklahoma City area;

              ii. A material adverse change in, or a substantial elimination of, the duties and responsibilities of the Executive;

              iii. A material breach by the Company of its obligations
                   hereunder;

              iv.  A change in control of the Company;

              v. Receipt by the Executive of the Company's notice that it intends to terminate him other than for Cause either at the end of a particular Term of employment, whether Initial or Successor; or

              vi. Impairment of the Executive's health to an extent that makes his continued performance of duties under this Agreement hazardous to his physical or mental health, provided that the Executive shall have furnished the Company with a written statement from a qualified physician to that effect, and, provided further, that, at the Company's request, made within ten days after its being furnished with a copy of such statement, the Executive shall submit to an examination by a physician selected by the Company and such physician shall have concurred in writing with the conclusion of the Executive's physician.

For purposes of clause (iv) above, a "CHANGE IN CONTROL OF THE COMPANY" shall mean (a) the acquisition, directly or indirectly, after the date hereof, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as in effect on the date hereof), of voting power over voting shares of the Company that would entitle the holder(s) thereof to cast at least 25% of the votes that all shareholders would be entitled to cast in the election of directors of the Company, provided that such term shall not be deemed to apply to an acquisition by one or more institutional underwriters directly from the Company in accordance with the conditions of a registration statement theretofore filed with and declared effective by the United States Securities and Exchange Commission; or (b) the failure, at any time within the Term of this Agreement (inclusive of both Initial and Successor), of the individuals who at the Commencement Date shall constitute the Company's Board of Directors to constitute at least a majority of such membership, unless the election of each director who is not a director at the Commencement Date shall have been approved in advance by directors representing at least 75% of the directors then in office who are directors at the Commencement Date.

         In the event of a Good Reason termination by the Executive within the Initial or any Successor Term, the Executive shall be entitled to continue to receive from the Company the Executive's current annual Base Compensation through the Initial Term or Successor Term as applicable, and in addition Executive shall receive the Executive's current annual Base Compensation payable over the succeeding 12-month period from the effective date of termination. Except for such termination compensation following any such termination, and except for any salary and benefits accrued, vested and unpaid as of the date of any such termination, the Executive no longer shall be entitled to receive any payments or any other rights

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or benefits under this Agreement, and the Company shall have no further obligation hereunder to the Executive following any such termination.

                  f. Termination by the Executive for Other Than Good Reason. The Executive may terminate his employment hereunder upon the expiration of the Initial Term or any Successor Term, provided that notice of termination is provided as set forth in Section 1. In the event of such termination, the Executive shall be entitled to receive any salary and benefits accrued, vested and unpaid as of the date of any such termination and any benefits to which the Executive may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company; and following his receipt of such salary and benefits to the Company shall be under no further obligation hereunder to the Executive and the Executive no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

                  g. Life and Disability Insurance Coverage. If termination of employment is due to any reason other than death, the Executive shall have the right, subject to receiving approval of the Company (which shall not be unreasonably withheld), to purchase any policy of insurance on his life or insuring against his disability which is owned by the Company, the exercise of which right shall be made by notice furnished to the Company within 30 days subsequent to the date of termination. The purchase price of each policy of life insurance shall be the sum of its interpolated terminal reserve value (computed as of the closing date) and the proportional part of the gross premium last paid before the closing date which covers any period extending beyond that date; or if the policy to be purchased shall not have been in force for a period sufficient to generate an interpolated terminal reserve value, the price shall be an amount equal to all net premiums paid as of the closing date. The purchase price of each disability income policy shall be the sum of its cash value and the proportional part of the gross premium last paid before the closing date which covers any period extending beyond that date. The purchase of any insurance policy by the Executive shall be closed as promptly as may be practicable after the giving of notice, in no event to exceed 30 days therefrom.

                  h. Termination Plan. The provisions of subsections 7a-g, inclusive, shall be eliminated and be of no further legal effect immediately following the adoption by the Company's Board of Directors of a resolution, voluntarily joined in by the Executive, either in his capacity as a member thereof or, if he is then not such a member, individually, approving a termination of employment plan applicable to the Executive and all other elected officers of the Company.

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8.       Indebtedness of Executive.

                  If, during the course of his employment, the Executive becomes indebted to the Company for any reason, the Company shall, if it so elects, have the right to set-off and to collect any sums due it from the Executive out of any amounts which it may owe to the Executive for unpaid compensation. In the event that this Agreement terminates for any reason, all sums owed by the Executive to the Company shall become immediately due and payable.

9.       Miscellaneous Provisions.

                  a. Notice: All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered properly given to the recipient party if furnished by hand delivery; by sending a copy thereof by first class or express mail, postage prepaid, or by courier service (with charges prepaid), in each case to the address indicated above or to such other address as the recipient shall have provided in accordance with the terms hereof; or by sending a copy thereof by whatever telecopier service the recipient shall have designated below (or by subsequent notice provided in accordance with the terms hereof). If the notice is sent by mail or courier service, it shall be deemed to have been given to the recipient when deposited in the United States mail or courier service for delivery to that party; or if by telecopier, when the sending party is in receipt of documentary evidence that the transmission has been successfully completed. Whenever the furnishing of notice is required, the same may be waived by the party entitled to receive such notice.

                  b. Assignability: The Company may assign this Agreement to, and only to, an entity owned more than 50% by the Company (directly or indirectly), and which acquires all or substantially all of the Company's business, and upon such assignment this Agreement shall inure to the benefit of and be binding upon such entity. Neither this Agreement nor any right or interest hereunder shall be assignable by Executive but shall inure to the benefit of and be binding upon him, his Beneficiaries and legal representatives.

                  c. Entire Agreement: This Agreement, and any other document referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequently to the date hereof and duly approved and executed by each of the parties hereto.

                  d. Enforceability: If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected thereby and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

                  e. Governing Law: This Agreement shall be deemed to have been made in and shall be construed and interpreted in accordance with the laws of the State of Oklahoma without giving effect to principles of conflicts of laws.

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                  f. Counterparts: This Agreement may be executed by any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  g. Binding Effect: Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the personal representatives, devisees, heirs, successors, transferees and assigns of the respective parties hereto.

                  h. Legal Fees and Costs: If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance or any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party(ies).

                  i. Beneficiary: As used herein, the term "Beneficiary" shall mean the person or persons (who may be designated contingently or successively and who may be an entity other than an individual, including an estate or trust) designated in writing to receive the expiration of Agreement or death benefits described in Section 7 above. Each Beneficiary designation shall be effective only when filed with the secretary of the Company during the Executive's lifetime. Each Beneficiary designation filed with the Secretary will cancel all designations previously so filed. If the Executive fails to properly designate a Beneficiary or if the Beneficiary predeceases the Executive or dies before complete distribution of the benefit has been made, the Company shall distribute the benefit (or balance thereof) to the Executive's probate estate.


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IN WITNESS WHEREOF, the parties have executed this Agreement.




                                         By:  /s/ Tracy Freeny
                                             ----------------------------------
                                              Tracy Freeny


                                         AmeriVision Communications, Inc.



                                         By:  /s/ Stephen D. Halliday
                                             ----------------------------------
                                              Stephen D. Halliday,
                                              Chief Executive Officer



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